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EXHIBIT 24.1


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Chen and Richard Yan, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-QSB and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this Form 10-QSB has been signed by the following persons in the capacities and on the dates indicated:


      Signature                           Title                         Date

    /s/ Jack Chen          Chief Executive Officer and Director     May 15, 2007
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      Jack Chen


   /s/ Klaus Shen                 Chief Financial Officer           May 15, 2007
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     Klaus Shen